               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                _______________

                                  FORM 8-K/A

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 14, 1999
                              __________________

                                 LIFEF/X, INC.
            (Exact Name of Registrant as Specified in its Charter)

            Nevada                            0-25171                     84-1385529
(State or Other Jurisdiction of      (Commission File Number)          (I.R.S. Employer
Incorporation or Organization)                                      Identification Number)

                              8 Cambridge Center
                        Cambridge, Massachusetts 02459
                                (617) 551-5849
         (Address and Telephone Number of Principal Executive Offices)

                              __________________
                                331 Dudley Road
                          Newton, Massachusetts 02459
                                (617) 551-5860
         (Former name or former address, if changed since last report)

Item 1.     Changes in Control of Registrant

                               Subsequent Events
                               -----------------

     In connection with and immediately prior to the merger of LIFEF/X, Inc.'s subsidiary into Pacific Title/Mirage, Inc., Safeguard Scientifics (Delaware), Inc. ("Safeguard Delaware") purchased shares of common stock of Pacific Title/Mirage, Inc. from another shareholder exchangeable into 1,924,994 shares of LIFEF/X, Inc. at a purchase price equivalent of $3 per share of LIFEF/X, Inc. common stock. On January 31, 2000, Safeguard Delaware sold such shares to a group of its officers, employees and advisors at the price paid for the shares by Safeguard Delaware. 40,000 shares of this stock were directly or indirectly purchased by Richard Guttendorf, CFO of LIFEF/X, Inc.

     On or about December 28, 1999, Mirage Technologies, L.P. distributed substantially all of its shares to its general and limited partners pro rata based on their ownership percentages in that entity. Partners in Mirage Technologies, L.P. included Michael Rosenblatt, Serge Lafontaine and Ian Hunter, each of whom received 1,777,102 shares in the distribution. On or about December 29, 1999, Michael Rosenblatt distributed 42,830 shares of LIFEF/X common stock to family members and friends.

     On or about February 28, 2000, Safeguard Capital 97, L.P. sold 166,666 shares of LIFEF/X, Inc. common stock to Savage Holdings, Inc., another existing shareholder of LIFEF/X, Inc., for a purchase price of $3 per share.

     On December 15, 1999, LIFEF/X disclosed that Richard Guttendorf, CFO of LIFEF/X, Inc. and an officer of an affiliate of Safeguard Delaware, was entitled to exercise options on 70,000 shares of LIFEF/X, Inc. common stock. This disclosure was a typographical error.


Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

       a.   Financial Statements of Business Acquired.

       b.   Pro Forma Financial Statements.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the undersigned has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 28, 2000

                                  Lifef/x, Inc.

                                  By:  /s/ Richard Guttendorf
                                     ----------------------------
                                       Richard Guttendorf,
                                       Chief Financial Officer

                         Pacific Title / Mirage, Inc.

                              Financial Statements

                           December 31, 1997 and 1998

                  (With Independent Auditors' Report Thereon)

                                     10767

                          Independent Auditors' Report

The Board of Directors
Pacific Title / Mirage, Inc.

We have audited the accompanying balance sheets of Pacific Title / Mirage, Inc. as of December 31, 1997 and 1998 and the related statements of operations, shareholders' equity (deficit) and cash flows for the period from June 1, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Title / Mirage, Inc. as of December 31, 1997 and 1998 and the results of its operations and its cash flows for the period from June 1, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998 in conformity with generally accepted accounting principles.

Los Angeles, California
 January 21, 1999, except for the
 last paragraph of note 3, which
 is as of December 13, 1999.

                         PACIFIC TITLE / MIRAGE, INC.

                                Balance Sheets

                                                                                        December 31
                                                                         --------------------------------        September 30,
                                                                             1997                1998                1999
                                                                         ------------        ------------        --------------
                                                                                                                   (Unaudited)
         Assets

Current Assets:
   Net assets of discountinued operation-current
     (notes 2, 3, 6 and 8)                                              $   223,360                    ---                 ---
                                                                        -----------            -----------         -----------
             Total current assets                                           223,360                    ---                 ---

   Net assets of discontinued operation-long-term (notes 2, 3, 6,
     8 and 10)                                                            7,462,200              8,143,697           1,659,900
                                                                        -----------            -----------         -----------

                                                                        $ 7,685,560              8,143,697           1,659,900
                                                                        ===========            ===========         ===========

         Liabilities and Shareholders' Equity (Deficit)

Current liabilities:
  Short-term notes payable to related party (note 8)                    $       ---              1,700,000          11,225,000
  Accrued expenses                                                          113,300                284,123             236,633
  Net liabilities of discontinued operation-current (note 2)                    ---              2,586,648           8,546,227
                                                                        -----------            -----------         -----------
             Total current liabilities                                      113,300              4,570,771          20,007,860

Long-term notes payable to related party (note 8)                           600,000              2,100,000           2,100,000
                                                                        -----------            -----------         -----------
             Total liabilities                                              713,300              6,670,771          22,107,860
                                                                        -----------            -----------         -----------

Commitments and contingencies (notes 6 and 11)

Subsequent events (note 12)

Shareholders' equity (deficit) (notes 4 and 5):
  Preferred Stock, $.01 par value.  Authorized 20,000,000 shares
    (note 4):
      Series A-issued and outstanding 8,000,000 shares, stated at
        liquidation preference                                                  ---                    ---                 ---
      Series B-issued and outstanding 7,680,000 shares, stated at
        liquidation preference                                            7,996,799              7,996,799           7,996,799
Common Stock, $.01 par value.  Authorized 25,000,000 shares;
 issued and outstanding 320,100 shares                                        3,201                  3,201               3,201
Additional paid-in capital                                                      ---                  6,000           1,468,383
Accumulated deficit                                                      (1,027,740)            (6,533,074)        (29,916,343)
                                                                        -----------            -----------         -----------
             Net shareholders' equity (deficit)                           6,972,260              1,472,926         (20,447,960)
                                                                        -----------            -----------         -----------
                                                                        $ 7,685,560              8,143,697           1,659,900
                                                                        ===========            ===========         ===========

See accompanying notes to financial statements.

                         PACIFIC TITLE / MIRAGE, INC.

                           Statements of Operations

                                                   Period from
                                                  June 1, 1997
                                                  (inception)
                                                   through             Year ended               Nine months ended
                                                  December 31,        December 31,                 September 30
                                                --------------      --------------       ----------------------------------
                                                     1997                 1998                  1998           1999
                                                --------------      --------------       ----------------------------------
                                                                                                     (Unaudited)
Revenue                                         $       --                    --                  --                     --
                                                -----------           -----------         -----------          ------------

Operating costs and expenses:
  Selling, general and administrative                18,705               181,942             136,517               147,061
  Research and development                          624,900             1,202,762             902,457             1,199,360
                                                -----------           -----------         -----------          ------------

     Total operating costs and expense              643,605             1,384,704           1,038,974             1,346,421
                                                -----------           -----------         -----------          ------------

     Loss from operations                          (643,605)           (1,384,704)         (1,038,974)           (1,346,421)

Interest expense on borrowings                       13,677                58,850              33,117                21,459
Interest expense-other (note 8)                          --                    --                  --             1,462,383
                                                -----------           -----------         -----------          ------------

     Loss from continuing operations
      before income tax expense                    (657,282)          (1,443,554)          (1,072,091)           (2,830,263)

Income tax expense                                      800                  800                   --                   800
                                                -----------           -----------         -----------          ------------

     Loss from continuing operations               (658,082)          (1,444,354)          (1,072,091)           (2,831,063)

Discontinued operation (note 2):
 Loss on discontinued operation                    (369,658)          (4,060,980)            (874,419)           (3,002,332)
 Loss on disposal, including $6,205,838 for
  operating losses from measurement date
  until September 30, 1999 and $11,344,036
  losses for the remaining disposal period               --                  --                    --           (17,549,874)
                                                -----------           -----------         -----------          ------------

     Net loss                                   $(1,027,740)           (5,505,334)         (1,946,510)          (23,383,269)
                                                ===========           ===========         ===========          ============

See accompanying notes to financial statements.

                         PACIFIC TITLE / MIRAGE, INC.

                 Statements of Shareholders' Equity (Deficit)

                                                         Preferred Stock
                                          --------------- ------------- ---------------
                                                   Series A                       Series B
                                          ----------------------------- -------------------------------
                                              Shares         Amount         Shares          Amount
                                          ------------    ------------   -----------     -------------
Balance at June 1, 1997 (inception)                --     $         --            --     $          --

Issuance of Series A Preferred Stock        8,000,000               --            --                --

Issuance of Series B Preferred Stock and
 Common Stock                                      --               --     8,000,000         7,999,999

Conversion of Series B Preferred Stock
 to Common Stock                                   --               --      (320,000)           (3,200)

Net loss                                           --               --            --                --
                                          -----------      -----------   -----------     -------------

Balance at December 31, 1997                8,000,000               --      7,680,000        7,996,799

Issuance of Stock Warrants (note 8)                --               --            --                --

Net loss                                           --               --            --                --
                                          -----------      -----------   -----------     -------------
Balance at December 31, 1998                8,000,000               --     7,680,000         7,996,799

Issuance of Stock Warrants (note 8)
(unaudited)                                        --               --            --                --

Net loss (unaudited)                               --               --            --                --

                                          -----------      -----------   -----------     -------------
Balance at September 30, 1999 (unaudited)   8,000,000      $        --     7,680,000      $  7,996,799
                                          ===========      ===========   ===========     =============

                                                                                                                        Net
                                                 Common Stock                                                      shareholders'
                                          -----------------------------         Additional       Accumulated          equity
                                          Shares             Amount           paid-in capital      deficit           (deficit)
                                          ---------------  -------------     ----------------   ---------------    -------------
Balance at June 1, 1997 (inception)               --       $       --                  --                 --                --

Issuance of Series A Preferred Stock              --               --                  --                 --                --

Issuance of Series B Preferred Stock and
 Common Stock                                    100                1                  --                 --         8,000,000

Conversion of Series B Preferred Stock
 to Common Stock                             320,000            3,200                  --                 --                --

Net loss                                          --              --                   --         (1,027,740)       (1,027,740)
                                          ----------      -----------        ------------       ------------       -----------

Balance at December 31, 1997                 320,100           3,201                   --         (1,027,740)        6,972,260

Issuance of Stock Warrants (note 8)               --              --                6,000                 --             6,000

Net loss                                          --              --                   --         (5,505,334)       (5,505,334)
                                          ----------      -----------        ------------       ------------       -----------
Balance at December 31, 1998                 320,100            3,201               6,000         (6,533,074)        1,472,926

Issuance of Stock Warrants (note 8)
(unaudited)                                      --                --           1,462,383                 --         1,462,383

Net loss (unaudited)                             --                --                  --        (23,383,269)      (23,383,269)
                                          ----------      -----------        ------------       ------------       -----------
Balance at September 30, 1999 (unaudited)    320,100      $     3,201           1,468,383        (29,916,343)      (20,447,960)
                                          ==========      ===========        ============       ============       ===========

See accompanying notes to financial statements.

                         PACIFIC TITLE / MIRAGE, INC.

                           Statements of Cash Flows

                                                                Period from
                                                                June 1, 1997
                                                                (inception)                                  Nine months ended
                                                                  through            Year ended                September 30
                                                                December 31,        December 31,        ----------------------------
                                                                    1997               1998                1998           1999
                                                                ------------        ------------        -----------    -------------
                                                                                                                 (Unaudited)
Cash flows from operating activities:
 Net loss                                                        $ (1,027,740)       (5,505,334)         (1,946,510)    (23,383,269)
 Adjustments to reconcile net loss to net cash provided by
  (used in) operating activities:
   Loss on disposal                                                        --                --                  --      17,549,874
   Noncash interest expense - issuance of stock warrants                   --                --                  --       1,462,383
   Changes in operating assets and liabilities, net of effects of acquisition of Pacific Title and Art Studio
Accrued expenses                                                      113,300           170,823              51,263         (47,490)

 Net cash (used in) provided by discontinued operation               (176,858)        4,783,201           3,584,446      (3,227,172)
                                                                 ------------        ----------          ----------     -----------

      Net cash (used in) provided by operating activities          (1,091,298)         (551,310)          1,689,199      (7,645,674)
                                                                 ------------        ----------          ----------     -----------

Cash flows from investing activities:
 Acquisition of Pacific Title and Art Studio, net of cash
  acquired                                                        (15,478,659)               --                  --              --
 Purchases of property, plant and equipment                          (496,710)       (2,623,631)         (2,884,403)       (705,080)
                                                                 ------------        ----------          ----------     -----------

      Net cash used in investing activities                       (15,975,369)       (2,623,631)         (2,884,403)       (705,080)
                                                                 ------------        ----------          ----------     -----------

Cash flows from financing activities:
 Proceeds from note payable to related party                          600,000         1,500,000           1,500,000              --
 Borrowings of long-term debt from related party                           --         1,700,000             500,000       9,525,000
 Proceeds from sale of warrants exercisable into 600,000 shares
  of Common Stock at $2.50                                                 --             6,000               6,000              --
 Proceeds from issuance of Series B Preferred Stock and
  Common Stock                                                      8,000,000                --                  --              --

Borrowings (repayments) of debt                                     8,766,667             50,000           (750,000)     (1,266,000)

 Net cash (used in) provided by financing activities -
  discontinued operation                                             (300,000)          (81,059)            (60,796)         91,754
                                                                 ------------        ----------          ----------     -----------

      Net cash provided by financing activities                    17,066,667         3,174,941           1,195,204       8,350,754
                                                                 ------------        ----------          ----------     -----------

      Net increase (decrease) in cash and cash equivalents                 --                --                  --              --

Cash and cash equivalents at beginning of period                           --                --                  --              --
                                                                 ------------        ----------          ----------     -----------

Cash and cash equivalents at end of period                       $         --                --                  --              --
                                                                 ============        ==========          ==========     ===========

Supplemental disclosures of cash flow information:
 Cash paid during the period for:
  Interest                                                       $     60,277           700,056             514,249         500,574
  Income taxes                                                             --               800                 800             800
                                                                 ============        ==========          ==========     ===========

Supplemental disclosure of noncash financing activities -
 stock warrants                                                  $         --                --                  --       1,462,383
                                                                 ============        ==========          ==========     ===========

See accompanying notes to financial statements.

                         PACIFIC TITLE / MIRAGE, INC.

                         Notes to Financial Statements

                          December 31, 1997 and 1998

                    (Information for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

(1) Summary of Significant Accounting Policies

   (a) Organization and Description of Business

       Pacific Title / Mirage, Inc. (PTM or the Company) is engaged in the following operations: (1) the development of LifeF/X technology (two patents issued and one patent pending), a mathematically based technology capable of creating photo realistic computer animation of biological entities, including humans animated in real time, and (2) the non-LifeF/X operations, which provides film title, credits, special effects, digital effects and related services to the television and motion picture industry. Prior to the incorporation of the Company on September 11, 1997, the Company's business was conducted as the Mirage Entertainment Sciences Division (Division) of Mirage Technologies, L.P. (Mirage). The Division was formed by Mirage on June 1, 1997 to pursue potential commercial applications for certain of Mirage's technologies, including LifeF/X. The financial statements of PTM are presented from June 1, 1997, the date of formation of the Division. The incorporation of the Division had no impact on the financial position or results of operations of PTM.

       On September 30, 1997, Mirage contributed certain of its technologies and net assets to the Company in exchange for 8,000,000 shares of Series A Preferred Stock and 25 shares of Common Stock. This transaction was accounted for as a reorganization of entities under common control and, accordingly, the assets and liabilities were recorded at their historical cost basis in a manner similar to a pooling of interests. Since there was no historical-cost basis for the technology contributed by Mirage, no value was assigned. The Company assumed net liabilities from Mirage totaling $792,878 which consisted primarily of the fixed assets and accumulated deficit of the Division.

       On October 30, 1997, affiliates of Safeguard Scientifics, Inc. (collectively, Safeguard) invested $8 million in cash in the Company in exchange for 8,000,000 shares of Series B Preferred Stock and 75 shares of Common Stock. On October 30, 1997, Safeguard converted 320,000 of its Series B Preferred Stock into 320,000 shares of Common Stock and transferred these shares to an officer of the Company.

       On October 31, 1997, the Company acquired certain assets and liabilities of Pacific Title and Art Studio (PTAS) for net purchase consideration of approximately $15.5 million. The acquisition was accounted for as a purchase and the results of PTAS' operations are included in the results of operations of the Company from the date of acquisition. The aggregate purchase price has been allocated to the assets and liabilities of PTAS based upon their respective fair market values. The excess of the purchase price over the fair value of net assets acquired was approximately $7.3 million and is being amortized over the expected useful life.

       The Company has incurred losses from its inception (June 1, 1997) to date. During this period, Safeguard has loaned the Company significant amounts to support the operations of the business and to finance capital expenditures. In 1999, the Board of Directors decided to dispose of the non-LifeF/X operations in order to reduce cash outflows and to raise cash to repay the Company's bank loans. The Company is focusing on the development of the LifeF/X technology for potential

                         PACIFIC TITLE / MIRAGE, INC.

                         Notes to Financial Statements

                          December 31, 1997 and 1998

                    (Information for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

       commercial uses with primary emphasis on internet applications. Therefore, the non-LifeF/X operations have been reflected as a discontinued operation in the accompanying financial statements for all periods presented.

       On December 14, 1999, the Company completed a transaction (the Merger) with Fin Sports U.S.A., Inc. (FSI), whereby FSI acquired all of the outstanding capital stock of PTM through the merger of a wholly owned subsidiary of FSI, with and into PTM, with PTM as the surviving corporation (unaudited). FSI was a public shell corporation with no operations. In connection with the Merger, FSI changed its name to LifeF/X, Inc. and PTM changed its name to LifeF/X Networks, Inc. For a detailed discussion of this transaction, refer to note 12 - Subsequent Events.

   (b) Unaudited Interim Financial Statements

       The interim financial statements as of September 30, 1999 and the nine months ended September 30, 1998 and 1999 are unaudited. This information reflects all adjustments, consisting of normal recurring adjustments that, in the opinion of management, are necessary to present fairly the financial position and results of operations of the Company for the periods indicated. Results of operations for the nine months ended September 30, 1999 are not necessarily indicative of the results of operations for the full year.

   (c) Revenue Recognition

       Revenues related to the Company's discontinued non-LifeF/X operation are from film title and special effects service contracts and are recognized on a percentage of completion basis based on costs incurred to estimated total costs to be incurred. Unbilled receivables amount to $957,861 and $576,450 as of December 31, 1997 and 1998, respectively, and represent revenue that has been earned by the Company, but not yet billed to the customer. All unbilled receivables are related to the discontinued operation and included in net assets (liabilities) of discontinued operation - current. Any anticipated losses on contracts are expensed when identified.

       Revenues for continuing operations are expected to be derived from the sale of software products and services of the LifeF/X technology. Revenues will be recognized upon shipment. To date, no revenues have been recognized.

   (d) Property, Plant and Equipment

       Property, plant and equipment are stated at cost, less accumulated depreciation and amortization. All property, plant and equipment are related to the discontinued operation and included in net assets of discontinued operation - long-term. Depreciation of property, plant and equipment is calculated using the straight-line method over the estimated useful lives of the assets, generally 3 to 15 years or, for leasehold improvements, the term of the lease, if shorter.

                         PACIFIC TITLE / MIRAGE, INC.

                         Notes to Financial Statements

                          December 31, 1997 and 1998

                    (Information for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

   (e) Excess of Cost over Net Assets Acquired

       The Company continually evaluates the recoverability of goodwill for indication of impairment based on the undiscounted future cash flows from the related business activity. During 1998, the Company assessed the goodwill attributable to its digital effects business and consequently wrote off approximately $1,113,000 which is included in loss on discontinued operation in the accompanying statement of operations. The remaining excess of cost over net assets acquired is being amortized on a straight-line basis over 20 years. As of December 31, 1998, excess of cost over net assets acquired was $5,502,185, net of accumulated amortization of $700,000, which is included in net assets of discontinued operation - long-term.

   (f) Research and Development Costs

       Research and development costs related to designing, developing and testing the LifeF/X and other technologies are charged to expense as incurred.

   (g) Income Taxes

       The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes reflect the impact of "temporary differences" between assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations.

   (h) Concentration of Credit Risk

       Substantially all of the Company's past business activity has been related to its discontinued operation, primarily customers in the motion picture and television production industry located in Southern California. The Company performs ongoing credit evaluations of its customers but does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management's expectations. Although the Company does not currently foresee credit risk associated with its receivables in excess of amounts provided for in the allowance for doubtful accounts, repayment is dependent upon, among other things, the financial stability of its customers and the industry and geographic location in which the Company operates.

       One customer represented approximately 36% of the Company's 1998 net revenues from discontinued operation, and two customers represented approximately 19% and 17% of the Company's accounts receivable as of December 31, 1998, which is included in net assets of discontinued operation - current.

                         PACIFIC TITLE / MIRAGE, INC.

                         Notes to Financial Statements

                          December 31, 1997 and 1998

                    (Information for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

   (i) Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

   (j) Accounting for Stock Options

       The Company accounts for stock option grants under Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation," which permits the use of the intrinsic-value method for grants to employees in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations.

   (k) Long-Lived Assets

       The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. All long-lived assets are included in net assets of discontinued operation - long-term. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future undiscounted operating cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

       In March 1999, the Company reviewed its long-lived assets in light of operating losses that the Company continued to recognize. The future undiscounted cash flows were compared to the net carrying value of the related assets. The future undiscounted cash flows were not sufficient to recover the net carrying value of the assets, and a $1.4 million (unaudited) impairment charge was recorded by the Company and is included in the loss on discontinued operation in the nine months ended September 30, 1999.

   (l) Other Comprehensive Income

       On January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income consists of net income and net unrealized gains (losses) on securities and is presented in the statements of shareholders' equity and comprehensive income. The statement requires only additional disclosures in the financial statements; it does not affect the Company's financial position or results of operations. The Company does not have any transactions or other economic events that qualify as other comprehensive income as defined under SFAS No. 130. As such, net income (loss) equaled comprehensive income for all periods.

                         PACIFIC TITLE / MIRAGE, INC.

                         Notes to Financial Statements

                          December 31, 1997 and 1998

                    (Information for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

   (m) Recently Issued Accounting Standards

       In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No.131 establishes a standard for the way public business enterprises are to report selected information about operating segments. The determination of an entity's operating segments is based upon a management approach, including the way management organizes the segment within the enterprise for making operating decisions and assessing performance. Management currently reviews financial data at the highest level, the commercial application of LifeF/X technology and film title and special effects services (non-LifeF/X operations). Therefore, under the management approach of SFAS No. 131, there are two operating segments, one of which is treated as a discontinued operation (note 2).

(2)  Discontinued Operation

     As discussed in note 1, the Company decided to dispose of the non-LifeF/X operations in March 1999 and has accounted for the non-LifeF/X operations as a discontinued operation.

     The condensed operating results of the discontinued operation are as follows:



                                                       Period from June
                                                            1, 1997                                        Nine months ended
                                                          (inception)             Year ended                  September 30

                                                       through December 31,       December 31,        --------------------------
                                                             1997                   1998                1998              1999
                                                    -----------------------------------------------------------------------------
                                                                                                             (Unaudited)
Revenue                                            $          2,971,759             21,633,151       17,001,068         9,929,547
Loss from discontinued operation, including
 $1,400,000 impairment charge in 1999                          (369,658)            (4,060,980)        (874,419)       (3,002,332)
Loss on disposal, including $6,205,838 for
 operating losses from measurement date until
 September 30, 1999 and $11,344,036 losses for
 the remaining disposal period
                                                                     --                     --               --       (17,549,874)
                                                   --------------------           ------------      -----------     -------------

                         PACIFIC TITLE / MIRAGE, INC.

                         Notes to Financial Statements

                          December 31, 1997 and 1998

                    (Information for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

 The net assets of the discontinued operation are summarized as follows:

                                                                           December 31
                                                       -----------------------------------------------           September 30,
                                                                 1997                       1998                       1999
                                                       --------------------       --------------------       --------------------
                                                                                                                   (Unaudited)
Current assets                                       $            4,533,770                  3,530,391                  3,768,525
Current portion of long-term bank debt (note 3)                  (1,600,000)                (1,600,000)                (1,825,000)
Bank line of credit (note 3)                                       (900,000)                (2,550,000)                (2,484,000)
Current liabilities - other                                      (1,810,410)                (1,967,039)                (2,261,716)
Accrued liability for estimated operating losses
 of discontinued operation for remaining
 disposal period                                                         --                         --                 (5,744,036)
                                                       --------------------       --------------------       --------------------
     Net assets (liabilities) of discontinued
      operation - current                            $              223,360                 (2,586,648)                (8,546,227)
                                                       ====================       ====================       ====================

                                                                          December 31
                                                       -----------------------------------------------          September 30,
                                                              1997                       1998                       1999
                                                       --------------------       --------------------       --------------------
                                                                                                                   (Unaudited)

Property, plant and equipment, net                   $            6,858,683                  8,962,970                  7,187,890
Excess of cost over net assets acquired, net                      7,215,231                  5,502,185                  5,277,185
Other assets                                                        174,000                    115,325                     42,400
Long-term bank debt, net of current portion
 (note 3)                                                        (6,266,667)                (4,666,667)                (3,241,667)
Other long-term debt to related parties (note 8)                         --                   (570,497)                  (870,315)
Long-term liabilities - other                                      (519,047)                (1,199,619)                (1,135,593)
Accrued loss on disposal of discontinued
 operation                                                               --                         --                 (5,600,000)
                                                       --------------------       --------------------       --------------------
     Net assets of discontinued operation -
      long-term                                      $            7,462,200                  8,143,697                  1,659,900
                                                       ====================       ====================       ====================

                         PACIFIC TITLE / MIRAGE, INC.

                         Notes to Financial Statements

                          December 31, 1997 and 1998

                    (Information for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

(3) Long-Term Bank Debt and Lines of Credit

   The following is a summary of long-term bank debt:

                                                                          December 31
                                                       ----------------------------------------------           September 30,
                                                                1997                      1998                       1999
                                                       --------------------      --------------------      --------------------
                                                                                                                 (Unaudited)

Term loan with bank                                  $            7,866,667                 6,266,667                 5,066,667
 Less current portion                                             1,600,000                 1,600,000                 1,825,000
                                                       --------------------      --------------------      --------------------
       Long-term debt, net of current portion        $            6,266,667                 4,666,667                 3,241,667
                                                       ====================      ====================      ====================

   Under the original term loan agreement, the term loan was payable in 60 monthly principal installments through November 2002 of $133,333 plus interest at prime (7.75% at December 31, 1998 and 8.25% (unaudited) at September 30, 1999) plus .25%. Subsequent to September 30, 1999, the Company agreed to increase the principal payments to $158,333 per month (unaudited) from January 2000 through November 2002. The term loan is secured by the property, plant and equipment (excluding equipment subject to capitalized leases) of the Company.

   Future maturities of principal payments under long-term debt, modified, are as follows:

                     Year ending December 31:
                                 1999                       $  1,600,000
                                 2000                          1,900,000
                                 2001                          1,900,000
                                 2002                            866,667
                                 2003                                 --
                                                             -----------

                                                           $   6,266,667
                                                            ============

   The Company has a $3,000,000 revolving credit facility with a bank that expires on December 31, 1999. Subsequent to September 30, 1999, the revolving credit facility has been extended until February 28, 2000 (unaudited). Borrowings under the credit facility bear interest, which is payable monthly, at prime (7.75% at December 31, 1998 (unaudited) and 8.25% at September 30, 1999) plus .25%. There was $900,000, $2,550,000 and
   $2,484,000 (unaudited) outstanding on the credit facility at December 31, 1997, December 31, 1998 and September 30, 1999, respectively. The credit facility is collateralized by $2,000,000 of accounts receivable and a $1,000,000 guarantee by Safeguard.

                         PACIFIC TITLE / MIRAGE, INC.

                         Notes to Financial Statements

                          December 31, 1997 and 1998

                    (Information for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

   The Company's term loan agreement and revolving credit facility contain various covenants related to financial ratios, minimum levels of net worth and other limitations. The Company was in compliance with these covenants through October 31, 1998. The Company was not in compliance with certain financial covenants as of December 31, 1998. The terms and conditions of the related debt were amended as of December 31, 1999 to eliminate the covenants, to increase the principal payments as noted above and to extend the repayment of the credit facility to May 30, 2000 (unaudited).

(4)  Shareholders' Equity

   The Company has 20,000,000 shares of Preferred Stock authorized. The Company has designated 8,000,000 shares each as Series A and B Preferred Stock. Series A shares are subordinate to the Series B shares. Each share of Series A and B Preferred Stock is convertible into one share of Common Stock at the option of the holder or upon the vote of the holders of two-thirds of the Series A and B Preferred Stock outstanding voting together as a class. The Series A and B Preferred Stock is required to be converted upon the occurrence of certain events. The holders of Series A and B Preferred Stock are entitled to vote in all shareholder matters on an if-converted basis.

   Pursuant to a stockholders' agreement, the Series A holders and the Series B holders are entitled to vote as separate classes and each class may elect three directors to the Board of Directors of the Company. The Series B Preferred Stock holders are entitled to a liquidation preference before any distributions to other stockholders equal to $1 per share. The Series A Preferred Stock holders are entitled to a liquidation preference before any distributions to Common Stock holders equal to $1 per share.

   Refer to note 12 - Subsequent Events, for a discussion of the acquisition of all of PTM's capital stock by FSI in conjunction with the merger in December 1999.

(5)  Stock Option Plan

   The Company's 1997 Equity Compensation Plan (the Plan) initially reserved up to 2,500,000 shares of Common Stock for issuance under this plan. On July 29, 1998, the Board of Directors authorized the expansion of the Common Stock reserved under the plan to 4,500,000 shares. The Plan provides for the grant to Company employees of incentive stock options, and for the grant of nonstatutory stock options, stock awards or restricted stock to Company employees, directors and consultants. Nonstatutory stock options granted must be at least 85% of fair market value at grant date. Outstanding options under the Plan vest in varying increments and expire five to ten years after grant or upon earlier termination.

   Restricted stock purchase options may be subject to vesting contingencies or other specified conditions.

                         PACIFIC TITLE / MIRAGE, INC.

                         Notes to Financial Statements

                          December 31, 1997 and 1998

                    (Information for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

   Stock option activity during the periods is indicated below. All option grants were at exercise prices which approximated or exceeded the fair market value of the underlying common stock at the date of grant.

                                                                                           Weighted-average
                                                                                            exercise price
                                                                Number of shares              per share
                                                            --------------------       --------------------
Balance at December 31, 1997                                           --            $            --

Granted                                                                1,385,000                       1.00
                                                            --------------------       --------------------

Balance at December 31, 1998                                           1,385,000                       1.00

Canceled (unaudited)                                                    (700,000)                     (1.00)
                                                            --------------------       --------------------
Balance at September 30, 1999 (unaudited)                               685,000     $                 1.00
                                                            ====================       ====================

Reserved for future issuance at September 30, 1999
 (unaudited)                                                           3,815,000
                                                            ====================

   The total number of options exercisable were 160,000 and 291,250 (unaudited) at December 31, 1998 and September 30, 1999, respectively.

   Stock options outstanding are as follows:

                                                                            Options outstanding
                                   ------------------------------------------------------------------------------------------------
                                                                                                                  Weighted-average
                                                                                                                      remaining
                                                                 Outstanding at                                   contractual life
                Range of               Outstanding at             September 30,           Weighted-average         at December 31,
             exercise prices          December 31, 1998         1999 (unaudited)           exercise price              1998

         --------------------      --------------------      --------------------      --------------------      -----------------
        $                1.00                 1,385,000                   685,000    $                 1.00              9 years
         ====================      ====================      ====================      ====================      =================

                         PACIFIC TITLE / MIRAGE, INC.

                         Notes to Financial Statements

                          December 31, 1997 and 1998

                    (Information for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

   If the Company had elected to recognize compensation cost based on the fair value at the date of grant, consistent with the method as prescribed by SFAS No. 123, net loss for the year ended December 31, 1998 would have changed to the pro forma amounts indicated below:

Net loss:
 As reported                                                        $            5,505,334
 Pro forma                                                                       5,893,335
                                                                      ====================

   The fair value of options granted during 1998 was determined using a Black-Scholes pricing model with the following assumptions: risk-free interest rate of 6.0%, dividend yield of 0%, expected volatility of 0% and an expected life of five years. At date of grant, the fair value of the stock options was $0.28 per option.

   See note 12 - Subsequent Events, for a discussion of the effect of the merger on the 1997 Plan.

(6)  Commitments

   The Company has an exclusive, worldwide, license and support agreement for the use of LifeF/X technology. Under this agreement, the Company has the right to utilize the continuum modeling technology in commercial applications, excluding professional medical, engineering and scientific applications. The agreement requires PTM to make license fee payments of $87,500 per quarter from November 1997 through July 2000 (total $1,000,000). In addition, the Company is required to pay a monthly fee of $12,500 from November 1997 through October 2002 (total $750,000) for development, maintenance, support and consulting services. The agreement runs through October 1, 2002. The Company has the option to extend the agreement for one or more additional one-year terms for an annual development fee of $200,000 (subject to adjustments for inflation).

   The Company conducts a portion of its discontinued operation in leased facilities and leases certain machinery and equipment under operating leases expiring at various dates through 2007. Rent expense on the operating leases of its discontinued operation during disposal period is included in the provision for loss on disposal of discontinued operation. The Company is obligated under various capital leases for computer hardware and software equipment that expire at various dates during the next three years.

                         PACIFIC TITLE / MIRAGE, INC.

                         Notes to Financial Statements

                          December 31, 1997 and 1998

                    (Information for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

   Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 1998, including leases related to its discontinued operation, are as follows:

                                                                                   Capital              Operating
                                                                                   leases                leases
                                                                           --------------------      --------------------
Year ending December 31:
 1999                                                                    $              272,160                 2,875,631
 2000                                                                                   292,848                 2,594,888
 2001                                                                                    93,248                 1,343,654
 2002                                                                                        --                   513,870
 2003                                                                                        --                   496,290
 Thereafter                                                                                  --                 1,920,000
                                                                           --------------------      --------------------

       Total minimum lease payments                                                     658,256    $            9,744,333
                                                                                                     ====================
 Less amount representing interest                                                      185,512
                                                                           --------------------

       Present value of minimum capital lease payments                                  472,744

 Less current installments of obligations under capital leases,
  included in net assets of discontinued operation - current                            174,002
                                                                           --------------------

       Obligations under capital leases, excluding current
        installments, included in net assets of discontinued
        operation - long-term                                            $              298,742
                                                                            ====================


   Rent expense for the period ended December 31, 1997 (seven months) and 1998 was approximately $111,000 and $2,596,000, respectively, which is included in loss from discontinued operation.

(7)   Income Taxes

   The provision for income taxes from continuing operations is comprised of the following:

                                                               Current                  Deferred                    Total
                                                       --------------------      --------------------      --------------------
1997:
  Federal                                              $              --                        --                        --
  State                                                                800                      --                         800
                                                       --------------------      --------------------      --------------------

                                                     $                  800                     --                          800
                                                       ====================      ====================      ====================
1998:
 Federal                                             $                 --                        --                        --
 State                                                                  800                      --                         800
                                                       --------------------      --------------------      --------------------
                                                     $                  800                      --                         800
                                                       ====================      ====================      ====================

                         PACIFIC TITLE / MIRAGE, INC.

                         Notes to Financial Statements

                          December 31, 1997 and 1998

                    (Information for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

   Total income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 34% to loss before income tax expense from continuing operations as a result of the following:

                                                                               Period from June
                                                                                   1, 1997
                                                                                (inception) to            Year ended
                                                                              December 31, 1997        December 31, 1998
                                                                           --------------------       --------------------
Computed "expected" tax benefit                                          $             (223,748)                  (490,808)
Increase (decrease) in taxes resulting from:
 State taxes, net of Federal tax benefit                                                (24,218)                   (53,123)
 Research and experimentation credit                                                    (32,917)                   (38,466)
 Valuation allowance                                                                    281,683                    583,197
                                                                           --------------------       --------------------

       Income tax expense                                                $                  800                        800
                                                                           ====================       ====================

   The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities related to continuing operations at December 31, 1997 and 1998 are presented below:

                                                                                         December 31,
                                                                           ----------------------------------------------
                                                                                  1997                       1998
                                                                           --------------------       --------------------
Deferred tax assets:
 Net operating losses                                                    $              248,766                    793,497
 Credit carryforwards                                                                    32,917                     71,383
                                                                           --------------------       --------------------
       Gross deferred tax assets                                                        281,683                    864,880

 Less valuation allowance                                                              (281,683)                  (864,880)
                                                                           --------------------       --------------------
       Deferred tax assets, net of valuation allowance                   $                   --                         --
                                                                           ====================       ====================

   In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences and loss carryforwards become deductible. Due to the uncertainty as to

                         PACIFIC TITLE / MIRAGE, INC.

                         Notes to Financial Statements

                          December 31, 1997 and 1998

                    (Information for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

   whether the Company will realize the benefits of these deductible temporary differences, a valuation allowance has been established in the amount of $281,683 as of December 31, 1997 and $864,880 as of December 31, 1998.

   At December 31, 1998, the Company has net operating loss carry forwards for federal tax reporting purposes of approximately $2,334,000, which expire at various dates, primarily in years 2012 and 2013.

   The net operating loss and credit carryforwards may be subject to certain limitations due to changes in ownership, which may inhibit the Company's ability to use these carryforwards in the future.

(8)  Related Party Transactions

   (a)  Management Fees

       In connection with the initial capitalization of the Company (note 1), Mirage contributed certain assets to the Company which included two patent applications and two exclusive, royalty-free patent licenses relating to the LifeF/X (two patents issued and one patent pending) and Cineblast (patent pending) technologies developed for use in the entertainment, media and communications fields (excluding medical, scientific and engineering applications). The Company also agreed to license back to Mirage rights to the two assigned patent applications on an exclusive, royalty-free basis for medical, scientific and engineering applications.

       The Company entered into an administrative services support agreement with Mirage which calls for monthly payments of $25,000 beginning November 1997. The agreement will expire on the earlier of October 31, 2002 or six months after a sale of the Company. The total amount owed to Mirage as of December 31, 1998 was $246,000 and $395,000 (unaudited) as of September 30, 1999, which has been included in net assets of discontinued operation - current as of December 31, 1998 and has been included in net liabilities of discontinued operation - current as of September 30, 1999.

       On October 31, 1997, the Company entered into an administrative services agreement with Safeguard effective January 1, 1998 which calls for monthly payments to Safeguard of 1.5% of net revenues subject to minimum and maximum annual payments of $100,000 and $600,000, respectively. The agreement extends through December 31, 2002 and continues thereafter unless terminated by either party. The agreement will terminate early if the Company is sold and may be renegotiated under certain circumstances. The total amount owed to Safeguard as of December 31, 1998 was $324,497 and $475,315 (unaudited) as of September 30, 1999, which has been included in net assets of discontinued operation - current as of December 31, 1998 and has been included in net liabilities held of discontinued operation - current as of September 30, 1999.

                         PACIFIC TITLE / MIRAGE, INC.

                         Notes to Financial Statements

                          December 31, 1997 and 1998

                    (Information for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

   (b)   Safeguard

       Short-term notes payable to Safeguard consist of the following:

                                                                          December 31
                                                       ----------------------------------------------           September 30,
                                                                1997                      1998                      1999
                                                       --------------------      --------------------      --------------------
                                                                                                              (Unaudited)
Notes payable to Safeguard, payable on demand at
 an annual interest rate of prime (7.75% at
 December 31, 1998), plus 1%, with interest
 payable monthly                                    $                   --                 1,000,000                10,525,000
Demand note payable to Safeguard, payable upon
 demand, at an annual interest rate of prime
 (7.75% at December 31, 1998), plus 1%, payable
 at maturity                                                             --                   700,000                   700,000
                                                       --------------------      --------------------      --------------------
                                                     $                   --                 1,700,000                11,225,000
                                                       ====================      ====================      ====================

       Long-term notes payable to Safeguard consist of the following:

                                                                           December 31
                                                        ----------------------------------------------            September 30,
                                                                 1997                      1998                       1999
                                                        --------------------      --------------------      --------------------
                                                                                                                  (Unaudited)
Term note payable to Safeguard, interest payable
 monthly at the prime rate (7.75% at December 31,
 1998), due the earlier of an initial public
 offering, sale of the Company or March 2001         $              600,000                   600,000                   600,000
Term note payable to Safeguard, interest payable
 monthly at the prime rate (7.75% at December 31,
 1998), due the earlier of an initial public
 offering, sale of the Company or March 2001                             --                 1,500,000                  1,500,000
                                                        --------------------      --------------------      --------------------
                                                      $              600,000                 2,100,000                 2,100,000
                                                        ====================      ====================      ====================

                         PACIFIC TITLE / MIRAGE, INC.

                         Notes to Financial Statements

                          December 31, 1997 and 1998

                    (Information for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

       See note 12 - Subsequent Events, for a discussion of the effect of the merger on the notes payable to Safeguard.


       In March 1998, in conjunction with granting of a $1.5 million loan and a payment of $6,000, Safeguard was issued a warrant to purchase 600,000 shares of Common Stock at an exercise price of $2.50 per share at any time between April 1, 1998 and April 2, 2005. As of the issuance date, the warrant was estimated to have a nominal fair value.

       In November 1998, in conjunction with the receipt of a note payable for $1.0 million, the Company issued a warrant to Safeguard to purchase 750,000 shares of the Company's Common Stock at an exercise price of $2.00 per share. The warrant expires on November 30, 2005. As of the issuance date, the fair value of the warrant was nominal.

       During the nine months ended September 30, 1999, Safeguard provided unsecured loans to the Company totaling $9.5 million (unaudited) which bear interest at the prime rate plus 1%. The principal together with the accrued interest is payable on demand. In conjunction with these unsecured loans, the Company issued warrants to Safeguard to purchase 10,375,000 shares (unaudited) of Common Stock at an exercise price of $1.00 per share (unaudited). These warrants expire at various dates ranging from February 2006 through August 2006.

       Upon issuance, the Company estimated the fair value of the warrants using a Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 6.5%; dividend yield of 0%; volatility factor of the expected market price of the Company's Common Stock ranging from 20% to 60%, depending on the grant date, and a weighted-average expected life of the warrants of seven years. The range of values assigned to the warrants was $0.01 to $0.66 per share (unaudited), and the total value assigned was $1,462,383 (unaudited). This amount was recorded as additional paid-in capital and as additional interest expense during the nine months ended September 30, 1999.

                         PACIFIC TITLE / MIRAGE, INC.

                         Notes to Financial Statements

                          December 31, 1997 and 1998

                    (Information for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

       A summary of warrants outstanding at September 30, 1999 (unaudited) is as follows:

                                    Number of        Exercise      Expiration
                                      shares           price          date
                              --------------------  -------------  ----------------
                                       600,000   $       2.50      April 2005
                                       750,000           2.00      November 2005
                                     1,000,000           1.00      January 2006
                                     1,000,000           1.00      February 2006
                                     1,000,000           1.00      March 2006
                                     1,000,000           1.00      March 2006
                                     1,000,000           1.00      April 2006
                                     1,500,000           1.00      May 2006
                                       875,000           1.00      July 2006
                                       400,000           1.00      July 2006
                                       700,000           1.00      July 2006
                                       750,000           1.00      August 2006
                                     1,150,000           1.00      August 2006
                               ---------------      ---------   --------------------
                                    11,725,000
                               ---------------

See note 12 - Subsequent Events, for a discussion of the effect of the merger on the PTM warrants held by Safeguard.

(9)   401(k) Plan

   The Company has a retirement plan under Section 401(k) of the Internal Revenue Code (401(k) Plan). The terms of the 401(k) Plan provide that employees over 21 years of age who have completed at least six months of employment are eligible to participate in the 401(k) Plan. Contributions to the 401(k) Plan by the employees are set aside in a separate trust. The Company makes matching contributions at 25% of the first 6% of each employee's contribution and may discontinue matching contributions at any time. For the periods ended December 31, 1997 (seven months) and 1998, the Company made contributions to the 401(k) Plan of approximately $12,000 and $93,000, respectively.

(10)  Severance Obligation

   Certain of the Company's employees are covered under a collective bargaining agreement, under which the Company must provide for severance payments to be paid to these employees based on qualified years of service. The Company has a severance liability recorded of $519,047 and $523,199 at December 31, 1997 and 1998, respectively, which has been included in net assets of discontinued operation - long-term.

                         PACIFIC TITLE / MIRAGE, INC.

                         Notes to Financial Statements

                          December 31, 1997 and 1998

                    (Information for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

(11)  Contingencies

   The Company is involved in legal proceedings with outside parties involving routine business matters. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the Company's financial condition or results of operations.

(12) Subsequent Events (Unaudited)

   On December 14, 1999, Fin Sports U.S.A., Inc. (FSI), a Nevada public shell corporation with no operations, acquired all of the outstanding capital stock of the Company through the merger of a wholly owned subsidiary of FSI with and into PTM, with PTM as the surviving corporation. Since the shareholders of PTM received the majority voting interests in the combined company, PTM is the acquiring enterprise for financial reporting purposes. The transaction was recorded as a reverse acquisition using the purchase method of accounting whereby equity of PTM was adjusted for the fair value of the acquired tangible net assets of the wholly owned subsidiary of FSI.

   Following the Merger, the corporate name of FSI was changed to LifeF/X, Inc. and the corporate name of PTM was changed to LifeF/X Networks, Inc.

   Concurrently with the Merger, LifeF/X, Inc. initiated a private placement offering and subsequently received proceeds of $18 million through the sale of 6,000,000 units to certain investors consisting of (i) one share of Common Stock and (ii) a warrant to purchase .01 share of Common Stock at $7.50 per share, exercisable at the holder's option, all on certain terms and conditions.

   Effective upon the Merger, FSI became a co-obligor with PTM with respect to certain debt of PTM owed to Safeguard totaling $13,325,000 at September 30, 1999. On or about December 30, 1999, Safeguard converted the PTM debt into the right to receive warrants for 3,997,500 shares of Common Stock. The warrants have a term of ten years and are exercisable one year after the Merger, at an exercise price of $.01 per share subject to certain early exercise events specified in the warrants.

   In connection with the Merger, the warrants for 11,725,000 PTM shares held by Safeguard prior to the merger carried forward on a share-for-share basis as warrants for Common Stock of FSI. The warrants have a term of ten years and are exercisable one year after the Merger, subject to certain early exercise events specified in the warrants. 50% of the PTM warrants held by Safeguard will be carried forward as warrants to purchase 5,862,500 shares of FSI Common Stock at an exercise price of $2.50 per share and the remaining 50% to purchase 5,862,500 shares of FSI Common Stock at $5.00 per share. In addition, Safeguard received warrants to purchase 5,862,500 shares of FSI Common Stock at an exercise price of $6.00 per share. The total number of shares of FSI Common Stock issuable upon exercise of the warrants held by Safeguard after the Merger will be 27,790,917 shares of FSI Common Stock.

   Effective upon the Merger, the PTM 1997 Equity Compensation Plan (the PTM
   Plan) was terminated and LifeF/X, Inc. adopted a new long-term incentive plan with terms substantially similar to that of the PTM Plan. The new plan reserves up to 5,529,375 shares of Common Stock for issuance under this plan. Following the adoption of the new plan, LifeF/X, Inc. assumed the obligations of outstanding options

                         PACIFIC TITLE / MIRAGE, INC.

                         Notes to Financial Statements

                          December 31, 1997 and 1998

                    (Information for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

   granted to certain PTM employees under the PTM Plan. These outstanding option obligations included an option grant to Lucille Salhany (the Chief Executive Officer, Co-President and a director of the Company) for 1,952,458 shares of Common Stock (after adjusting for the conversion from PTM shares to FSI Common Stock shares). This option grant was made by PTM at $1.641 per share and is subject to a vesting schedule. In addition, in connection with the merger, LifeF/X, Inc. granted options to various employees subject to vesting schedules.

   The Company plans to spin off all of its non-LifeF/X assets and liabilities (collectively, the "Spin Off Assets and Liabilities") to PTM Productions Inc., an entity (PTM Productions) owned by the pre-Merger PTM stockholders. The Spin Off Assets and Liabilities consist primarily of the assets and liabilities relating to PTM's Optical Division, Scanning and Recording Division and now defunct Digital Division, certain leased and owned real property, outstanding debt to Silicon Valley Bank and certain debt owed by PTM to Safeguard for loans made by Safeguard to PTM during the period between October 1, 1999 and the consummation of the spin off transaction (the Post September 30 debt).

   All the Spin Off Assets and Liabilities are expected to be transferred to PTM Productions following the Merger once the requisite third party consents have been obtained. Until such time as the spin off transaction has been completed in its entirety, the Company will hold the Spin Off Assets and Liabilities (or any portion thereof that has not been transferred to PTM Productions) and the proceeds thereof in trust for the benefit of PTM Productions, and neither the Company nor its stockholders will be entitled to any beneficial interest in the Spin Off Assets and Liabilities. PTM Productions may direct the Company to dispose of any of the Spin Off Assets and Liabilities on its behalf provided such disposition will not have any material adverse effect on the Company.

   In connection with the spin off transaction, the Company is required to obtain consents from a number of third parties, including its lender, Silicon Valley Bank, which holds a lien covering all of its assets, including the LifeF/X technology. As part of the spin off transactions, the Company plans to transfer this loan to PTM Productions and to seek the release of Silicon Valley Bank's lien on the LifeF/X assets. If the Company is unable to obtain a complete release from Silicon Valley Bank, Safeguard has agreed to indemnify PTM from and against any and all losses and liabilities relating to or arising from the Silicon Valley Bank loan. In addition, in connection with the spin off transaction, PTM Productions and Safeguard will provide certain indemnities for the Spin Off Assets and Liabilities as follows: PTM Productions will indemnify the Company for any losses or liabilities relating to or arising from the Spin Off Assets and Liabilities, including certain equipment leases totaling approximately $4 million and a lease for facilities in Hollywood, California with current monthly rental payments of $60,000. Until the spin off transaction is complete, Safeguard will indemnify the Company for any and all amounts due and payable in the ordinary course to the real estate and equipment lessors arising under the real estate lease and approximately $2 million in equipment leases that are not yet transferred to PTM Productions. However, this indemnity will not extend to claims, losses and liabilities arising outside the ordinary course of conduct under these leases. In consideration for the Safeguard indemnification, subject to any senior liens, Safeguard will be granted a security interest in the Spin Off Assets and Liabilities and will be entitled to any excess operating

                         PACIFIC TITLE / MIRAGE, INC.

                         Notes to Financial Statements

                          December 31, 1997 and 1998

                    (Information for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

   proceeds or sale proceeds from the Spin Off Assets and Liabilities to secure repayment of the Post September 30 debt and reimbursement of indemnification amounts paid by Safeguard to the Company.

   In addition to the Safeguard indemnity described above, Safeguard will indemnify the Company for shortfalls in the day-to-day operating expenses of the Optical and Scanning and Recording Divisions under contracts and other arrangements entered into in the ordinary course of business of such Divisions, but not for claims, losses or liabilities outside the ordinary course of the day-to-day operations of these Division or any other unusual claims or liabilities including, without limitation, any disputes, litigation or other proceedings whether arising under contracts or other arrangements entered into in the ordinary course or otherwise, claims by present or former employees and claims relating to any sale or transfer (whether or not consummated) of any or all of the Spin Off Assets and Liabilities.

   Neither PTM Productions nor Safeguard will indemnify PTM for any losses or liabilities relating to any Spin Off Assets and Liabilities to the extent they are actually used in the LifeF/X business.

                                 LIFEF/X, INC.
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

   The following unaudited pro forma consolidated data presents the Unaudited Pro Forma Consolidated Balance Sheet of the Company as of September 30, 1999 and Statement of Operations of the Company for the nine months ended September 30, 1999 and for the year ended December 31, 1998 after giving effect to the reverse acquisition under the purchase method of the Company with Fin Sports U.S.A., Inc. (FSI), as if the Merger had occurred at the beginning of 1998. The Company's fiscal year ends on December 31.

   The unaudited pro forma consolidated balance sheet as of September 30, 1999 has been adjusted as if the following events occurred on September 30, 1999:

   . The completion of a private placement offering (Unit Offering) and subsequent receipt of $18,000,000 less $1,200,000 of placement costs through the sale of 6,000,000 units.

   . The issuance of warrants to purchase 5,862,500 shares of Common Stock for conversion of certain short-term and long-term notes payable to Safeguard Scientifics totaling $13,325,000.

   . The conversion of Class A and B Convertible Preferred Stock into Common Stock and warrants to purchase Common Stock upon closing of the Unit Offering and the effects on earnings (loss) per share.

   The unaudited pro forma consolidated statement of operations for the year ended December 31, 1998 has been adjusted to reflect:

   . A reduction in interest expense due to the retirement of certain short-term and long-term notes payable totaling $3,800,000.

   . The conversion of Class A and B Convertible Preferred Stock into Common Stock and warrants to purchase Common Stock upon closing of the Unit Offering and the effect on earnings (loss) per share.

   . The grant of options to Lucille Salhany for the right to purchase 1,952,458 shares of Common Stock at an exercise price below the fair value of the Common Stock.

   The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 1999 has been adjusted to reflect:

   . A reduction in interest expense due to the retirement of certain short-term and long-term notes payable totaling $13,325,000.

   . The conversion of Class A and B Convertible Preferred Stock into Common Stock and warrants to purchase Common Stock upon closing of the Unit Offering and the effect on earnings (loss) per share.

   . The grant of options to Lucille Salhany for the right to purchase 1,952,458 shares of Common Stock at an exercise price below the fair value of the Common Stock.

                                 LIFEF/X, INC.
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


   The pro forma data are based on the historical financial statements of the Company and FSI giving effect to the merger of the Company into FSI's wholly owned subsidiary using the purchase method of accounting and the assumptions and adjustments outlined in the accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

   The following unaudited pro forma consolidated financial data do not give effect to anticipated expenses of $10,000 related to the acquisition.

   The pro forma data are provided for comparative purposes only. They do not purport to be indicative of the results that actually would have occurred if the Merger had been consummated on the dates indicated or that may be obtained in the future. The unaudited pro forma consolidated financial data should be read in conjunction with the Notes thereto, the audited Financial Statements of the Company and the Notes thereto and the audited Financial Statements of FSI and the Notes thereto.

                          PACIFIC TITLE / MIRAGE, INC.

                 Unaudited Pro Forma Consolidated Balance Sheet

                               September 30, 1999


                                                       Pacific Title /      Fin Sports        Pro forma             Pro forma
                         Assets                         Mirage, Inc.       U.S.A., Inc.      adjustments          consolidated
                                                       --------------      ------------      -----------          ------------
Current assets:                                        $           --               701       16,800,000 (a)        16,800,701
     Cash and cash equivalents                         --------------      ------------      -----------          ------------
                 Total current assets                              --               701       16,800,000            16,800,701

Net assets of discontinued operation - long-term            1,659,900                --                              1,659,900
                                                       --------------      ------------      -----------          ------------
                                                       $    1,659,900               701       16,800,000            18,460,601
                                                       ==============      ============      ===========          ============

              Liabilities and Shareholders'
                    Equity (Deficit)

Current liabilities:
     Short-term notes payable to related party        $    11,225,000                --      (11,225,000)(b)                --
     Accrued expenses                                         236,633                --                                236,633
     Net liabilities of discontinued
       operation - current                                  8,546,227                --                              8,546,227
                                                       --------------      ------------      -----------          ------------
                 Total current liabilities                 20,007,860                --      (11,225,000)            8,782,860

Long-term notes payable to related party                    2,100,000             5,873       (2,100,000)(b)             5,873
                                                       --------------      ------------      -----------          ------------
                 Total liabilities                         22,107,860             5,873      (13,325,000)            8,788,733
                                                       --------------      ------------      -----------          ------------

Shareholders' equity (deficit):
     Preferred Stock                                        7,996,799                --       (7,996,799)(c)                --
     Common Stock                                               3,201             1,083           (1,083)(a)             3,201
                                                                   --                --           15,799                15,799
     Additional paid-in capital                             1,468,383             6,917       41,035,772 (a,b,c,d)  42,511,072
     Deferred compensation                                         --                --       (1,171,476)(d)        (1,171,476)
     Accumulated deficit                                  (29,916,343)          (13,172)      (1,757,213)(d)       (31,686,728)
                                                       --------------      ------------      -----------          ------------
                 Net shareholders' equity (deficit)       (20,447,960)           (5,172)      30,125,000             9,671,868
                                                       --------------      ------------      -----------          ------------
                                                       $    1,659,900               701       16,800,000            18,460,601
                                                       ==============      ============      ===========          ============

See accompanying notes to unaudited pro forma consolidated financial statements.

                         PACIFIC TITLE / MIRAGE, INC.

           Unaudited Pro Forma Consolidated Statement of Operations

                         Year ended December 31, 1998



                                                       Pacific Title/      Fin Sports          Pro forma         Pro forma
                                                        Mirage, Inc.      U.S.A., Inc.        adjustments       consolidated
                                                    -----------------  -----------------   ---------------    ----------------
Revenue                                            $            ---               ---                                   ---
                                                    -----------------  -----------------                      ----------------
Operating costs and expenses:
  Selling, general and administrative                       181,942             2,679                               184,621
  Research and development                                1,202,762               ---                             1,202,762
  Stock compensation                                            ---               ---         1,757,213   (c)     1,757,213
                                                    -----------------  -----------------   ---------------    ----------------
           Total operating costs and expenses             1,384,704             2,679         1,757,213           3,144,596
                                                    -----------------  -----------------   ---------------    ----------------
           Loss from operations                          (1,384,704)           (2,679)       (1,757,213)         (3,144,596)

Interest expense-other                                       58,850               ---                                58,850
                                                    -----------------  -----------------   ---------------    ----------------

           Loss from continuing operations
             before income tax expense                   (1,443,554)           (2,679)       (1,757,213)         (3,203,446)

Income tax expense                                              800               ---                                   800
                                                    -----------------  -----------------   ---------------    ----------------

           Loss from continuing operations          $    (1,444,354)           (2,679)       (1,757,213)         (3,204,246)
                                                    =================  =================   ===============    ================

Net (loss) per share on a basic and
  diluted basis                                    $           (.13)              ---                                  (.17)
                                                    =================  =================   ===============    ================

Weighted-average shares outstanding                      11,294,084         1,740,732                            19,000,750
                                                    =================  =================   ===============    ================

See accompanying notes to unaudited pro forma consolidated financial statements.

                         PACIFIC TITLE / MIRAGE, INC.

           Unaudited Pro Forma Consolidated Statement of Operations

                     Nine months ended September 30, 1999

                                                 Pacific Title /      Fin Sports          Pro forma           Pro forma
                                                  Mirage, Inc.       U.S.A., Inc.        adjustments         consolidated
                                                 ------------         -----------           ---------            --------
Revenue                                          $        __                   __                                      __
                                                 -----------          -----------                                --------

Operating costs and expenses:
  Selling, general and administrative                147,061                2,753                                  149,814
  Research and development                         1,199,360                   __                                1,199,360
  Stock compensation                                      __                   __           1,757,213 (c)        1,757,213
                                                 -----------           ----------           ---------            ---------

        Total operating costs and expenses         1,346,421                2,753           1,757,213            3,106,387
                                                 -----------           ----------           ---------            ---------

        Loss from operations                      (1,346,421)              (2,753)         (1,757,213)          (3,106,387)

Interest expense on borrowings                        21,459                   __                                   21,459
Interest expense - other                           1,462,383                   __                                1,462,383
                                                 -----------           ----------           ---------            ---------

        Loss from continuing operations
          before income tax expense               (2,830,263)              (2,753)         (1,757,213)          (4,590,229)

Income tax expense                                       800                   __                                      800
                                                 -----------           ----------           ---------            ---------

        Loss from continuing operations          $(2,831,063)              (2,753)         (1,757,213)          (4,591,029)
                                                 ===========           ==========           =========            =========

Net (loss) per share on a basic and
  diluted basis                                  $      (.25)                    __                                     (.24)
                                                 ===========             ==========                               ==========

Weighted-average shares outstanding               11,294,084              1,740,732                               19,000,750
                                                 ===========             ==========                               ==========

See accompanying notes to unaudited pro forma consolidated financial statements.

                          PACIFIC TITLE /MIRAGE, INC.

        Notes to Unaudited Pro Forma Consolidated Financial Statments

                              September 30, 1999


(1) Background of the Reverse Merger

   On December 14, 1999, Fin Sports U.S.A, Inc. (FSI), a Nevada public shell corporation with no operations, acquired all of the outstanding capital stock of PTM in consideration of the issuance to the PTM stockholders of an aggregate of 11,294,084 shares of Common Stock and warrants for the right to purchase 27,790,917 shares of FSI's Common Stock.

   Immediately prior to the merger, FSI had 1,740,732 shares of Common Stock outstanding and PTM had 8,000,000 shares of Preferred Stock Series A, 7,680,000 shares Preferred Stock Series B and 320,100 shares of Common Stock. Since the shareholders of PTM received the majority voting interests in the combined company, PTM is the acquiring enterprise for financial reporting purposes. The transaction was recorded as a reverse acquisition using the purchase method of accounting whereby equity of PTM was adjusted for the fair value of the acquired tangible net assets of the wholly owned subsidiary of FSI. The historical financial statements of Pacific Title / Mirage, Inc. since June 1, 1997 (inception) have been adjusted retroactively to reflect the equivalent number of shares received in the business combination prior to the reverse acquisition.

   Following the merger, the corporate name of FSI was changed to LifeF/X, Inc. and the corporate name of PTM was changed to LifeF/X Networks, Inc.

(2) Unaudited Pro Forma Consolidated Balance Sheet Adjustments

   (a) Adjustment reflects the cash proceeds of $18 million from the consummation of the Unit Offering, net of estimated placement costs of $1.2 million.

   (b) Issuance of warrants to purchase 5,862,500 shares of Common Stock for conversion of certain short-term and long-term notes payable to Safeguard totaling $13,325,000.

   (c) Adjustment reflects elimination of the capital accounts of FSI, in accordance with the purchase method of accounting and the conversion of PTM Preferred Stock to Common.

   (d) Adjustment reflects compensation cost of $2,928,689 associated to the grant of options for the right to purchase 1,952,458 shares of Common Stock at an exercise price below the fair value of the Common Stock over the vesting period.

(3) Unaudited Pro Forma Consolidated Statements of Operations Adjustments

   (a) Adjustment reflects conversion of subordinated loans to Safeguard into Common Stock and the consummation of the Unit Offering. The adjustment does not include interest income earned on excess cash balances. Interest expense incurred on subordinated loans for the year ended December 31, 1998 and the nine months ended September 30, 1999 has been adjusted assuming the debt was converted at the beginning of the year.

   (b) The pro forma loss per share is computed by dividing the net loss by the weighted-average number of shares outstanding. The calculation of the weighted-average number of shares outstanding assumes that the 6,000,000 shares of the Company's Common Stock issued in connection with the Unit Offering were outstanding for the entire period.

                          PACIFIC TITLE /MIRAGE, INC.

        Notes to Unaudited Pro Forma Consolidated Financial Statments

                              September 30, 1999


   (c) Adjustment reflects compensation cost of $2,928,689 associated to the grant of options for the right to purchase 1,952,458 shares of Common Stock at an exercise price below the fair value of the Common Stock over the vesting period.